UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2015
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On February 24, 2015, LPL Financial Holdings Inc. (together with its subsidiaries, the “Company”) committed to a course of action (the “Program”) to restructure the business of its subsidiary, Fortigent Holdings Company, Inc. (together with its subsidiaries, “Fortigent”). The Company acquired Fortigent, which provides outsourced wealth management solutions, in April 2012.
The Company has assessed Fortigent’s business and service offerings, particularly in the context of the Company’s strategy and initiatives with respect to financial institutions and advisors focused on high-net worth clients. As a result of the assessment, the Company has identified opportunities to facilitate future growth and operational efficiencies. Acting pursuant to a delegation of authority by the board of directors of the Company, the Company’s management committed to the Program, which includes plans to: migrate Fortigent’s operations from Rockville, Maryland to the Company’s office in Charlotte, North Carolina; simplify and improve the efficiency of Fortigent’s existing service offerings; and position Fortigent to capitalize on the Company’s future technology investments and service offerings for financial institutions and advisors focused on high-net worth clients. The Program is expected to be completed in 2016.
The Company estimates that it will incur pre-tax restructuring charges of approximately $9.0 million in connection with the Program, including $4.5 million in employee severance obligations and other related costs, $2.0 million in relocation and related costs, $1.3 million in lease restructuring charges, and $1.2 million in non-cash impairment charges. All of these expenses are considered restructuring charges under accounting principles generally accepted in the United States (“GAAP”) and are excluded by the Company in reporting certain non-GAAP measures, including Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share. Of the approximately $9.0 million in pre-tax restructuring charges in connection with the Program, the Company expects to incur $7.8 million in future cash expenditures, including $6.0 million in 2015.
The Company expects an Adjusted EBITDA benefit in connection with the Program of approximately $3.0 million in 2016 and beyond.
Forward-Looking Statements
Statements in this Form 8-K regarding the Company’s future financial and operating results, growth, operational efficiencies, strategies and plans, including the expected expenses, elements, and benefits of the Program and future technology investments by the Company, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations as of February 25, 2015. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: the finalization and execution of the Company’s plans related to the Program, including the Company’s ability to successfully transform information technology systems supporting the Company's high-net worth service offerings and integrate Fortigent’s business processes; the Company’s success in executing its strategy and initiatives with respect to financial institutions and advisors focused on high-net worth clients; the number of the Company’s financial institutions and advisors serving high-net worth clients, and their ability to market effectively financial products and services to such clients; effects of competition in the financial services industry, particularly with regard to high-net worth clients; the Company’s success in developing commercial arrangements that will enable the Company to realize certain efficiencies expected to result from the Program; the performance of parties to which business processes are transitioned from Fortigent; changes in general economic and financial market conditions, including sentiment among high-net worth clients; fluctuations in the value of advisory and brokerage assets; the effect of current, pending, and future legislation, regulation and regulatory actions, including disciplinary actions imposed by securities regulators or self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company’s 2014 Annual Report on Form 10-K. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Form 8-K, even if its estimates change, and you should not rely on those statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Dan H. Arnold
Name: Dan H. Arnold
Title: Chief Financial Officer

Dated: February 25, 2015